                                                                    Exhibit 10.6
                                                                    ------------

                                 AMENDMENT TO

                        EXCLUSIVE DISTRIBUTOR AGREEMENT
                        -------------------------------

The Agreement entered into on July 1, 1979 by and between LexaLite International Corporation and Austrasia Export-Banking Corporation is hereby amended as follows:

     Paragraph II is amended to reflect. . .

         That the territory shall consist of Eastern Asia and the South Pacific, specifically defined as all marketplaces lying west of the International Date Line, south of the 45th N. parallel and east of the 70 degree E. meridian.

         Special provision is hereby made to permit sales within the United States provided such sales are made only to NON-ORIGINAL EQUIPMENT MANUFACTURERS.

     Paragraph III is amended to reflect. . .

         ". . .On open stock products, price shall be applicable quantity price less 10%."

     Paragraph V is hereby deleted.

There are no other changes or amendments to this Agreement, and all terms and conditions previously agreed upon shall remain in effect.

Signed this 1st day of June, 1985.
            ---        ----

                                           LEXALITE INTERNATIONAL CORPORATION



                                           /s/ J.T. Barnes
                                           -----------------------------------
                                           J.T. Barnes
                                           President

                                           AUSTRASIA EXPORT-BANKING CORPORATION


                                           /s/ Patricia A. DeYoung
                                           ------------------------------------
                                           Patricia A. DeYoung
                                           President
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                        EXCLUSIVE DISTRIBUTOR AGREEMENT
                        -------------------------------

     WHEREAS LexaLite International Corporation, located in Charlevoix, Michigan, (hereinafter referred to as "LEXALITE") wishes to obtain a distributor to promote the use and handle the sales of its products in the Asian and South Pacific markets, and

     WHEREAS Austrasia Banking Corporation, with United States offices located in Charlevoix, Michigan, (hereinafter referred to as "AUSTRASIA") is desirous of becoming an exclusive distributor of LexaLite products in that market place,

     NOW THEREFORE, these two parties enter into this Agreement, which shall become effective July 1, 1979.

     IT IS AGREED:

        I. That LEXALITE does herewith appoint AUSTRASIA sole and exclusive distributor for LEXALITE Products, materials, or services to the territory described below.

       II. That the territory shall consist of Eastern Asia and the South Pacific, specifically defined as all market places lying west of the International Date Line, south of the 45th N. parallel and east of the 70 degrees E. meridian.

      III. That AUSTRASIA shall purchase and LEXALITE shall sell its products, materials and services at mutually agreeable prices which typically shall be 10% below any published list price. On open stock products, price shall be maximum discount less 10%. Participation products shall be at maximum participation level but without additional discount. Certain products, such as the 297 Series shall not carry a full discount. AUSTRASIA shall pay for all such purchases on terms of net 45 days except as otherwise mutually agreed.

       IV. That LEXALITE shall refer any and all orders or inquiries received from within the described territory to AUSTRASIA and shall not make direct sales to points within the territory.

        V. That AUSTRASIA shall restrict its sales of LEXALITE proprietary products to original equipment manufacturers; this restriction shall not apply to LEXALITE services, materials or custom molded products.

       VI. That in consideration of the most favorable pricing offered to AUSTRASIA by LEXALITE; AUSTRASIA shall accept all credit risks and shall be liable for payment of any LEXALITE products, materials, or services purchased by AUSTRASIA regardless of its customers failure to pay.

      VII. That this agreement shall remain in effect for a period of three years and shall automatically be renewed for a like period on July 1, 1982, and on each subsequent third anniversary thereof unless terminated as provided herein.

     VIII. That either party may terminate this Agreement without cause by notice to that effect in writing by registered or certified mail not less than six months prior to the end of the then current three year term; in which event the Agreement shall terminate at the end of that term and there shall be no further obligation of either party unto the other except for payment(s) for products, materials or services previously rendered or delivered and for which a payable exists under the terms of this Agreement.

     IX. That either party may terminate this Agreement for cause by notice to that effect in writing by registered or certified mail, stating the cause or reason for terminating, given not less than 90 days prior to effective date of such termination. On receipt of such notice, the other party shall have 60 days in which to remedy the cause or reason stated; and if the remedy is satisfactory to the first party, the termination notice shall be cancelled. If the other party is unable to remedy to the satisfaction of the first party, this Agreement shall terminate at midnight on the 90th day following the delivery of said notice as evidenced by the delivery receipt for the certified or registered notice. The same restriction on further obligation as stated in Paragraph VIII shall then apply.

      X. That nothing herein shall act to restrain either party from the normal trade in which each is engaged; but it shall instead act to encourage a mutually beneficial supplier/distributor relationship also working to the benefit of the customer within the described territory by providing concentrated and better coverage of the market place at competitive prices.

     THIS AGREEMENT is the entire Exclusive Distributor Agreement between the two parties hereto and no other Agreements are expressed or implied.

AGREED:                                      LEXALITE INTERNATIONAL CORPORATION

DATE:      7/6/79                        By:  /s/  JOHN P. ZAREMBA
      ---------------                         -------------------------------
                                              John P. Zaremba
                                         Its: Vice-President
                                              -------------------------------

AGREED:                                       AUSTRASIA BANKING CORPORATION

DATE:      7/5/79                        By:  /s/  JAMES R. KLINE
      ---------------                         -------------------------------
                                              James R. Kline
                                         Its: President
                                              -------------------------------